Calculation of Filing Fee Tables
S-8
QUANTA SERVICES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	4,650,370	$ 439.41	$ 2,043,419,081.70	0.0001381	$ 282,196.18
Total Offering Amounts:						$ 2,043,419,081.70		$ 282,196.18
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 282,196.18
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities of Quanta Services, Inc. (the "Registrant") under the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended or restated from time to time (the "2019 Plan"), by reason of stock splits, stock dividends or similar transactions. (2) Consists of (i) 4,190,000 shares of common stock, par value $0.00001 per share ("Common Stock"), that may be issued under the 2019 Plan pursuant to Amendment No. 2 to the 2019 Plan, which was approved by the Registrant's stockholders on May 22, 2025, (ii) 459,715 shares of Common Stock subject to awards previously granted under the 2019 Plan that have been forfeited, cancelled, expired or otherwise settled without the issuance of shares after August 3, 2022 and (iii) 655 shares of Common Stock subject to awards previously granted under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan that have been forfeited, canceled, expired or otherwise settled without the issuance of shares after August 3, 2022. (3) For purposes of computing the registration fee only. Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the 2019 Plan is based upon the average of the high and low prices of the shares of Common Stock, as reported on the New York Stock Exchange on November 4, 2025, which date is within five business days prior to the filing of this registration statement. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A